Exhibit 99.1

Cerecor Announces Changes to Board of Directors
-Appoints Sol J. Barer, Ph.D. as Chairman of the Board
- Appoints Suzanne Bruhn, Ph.D. and Joseph Miller as Directors to the Board

Rockville, MD, April 24, 2020 — Cerecor Inc. (NASDAQ: CERC), a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare pediatric and orphan diseases, today announced that Dr. Sol J. Barer has been appointed as the Chairman of the Board as Dr. Simon Pedder steps down as Executive Chairman. Additionally, Dr. Suzanne Bruhn and Mr. Joseph Miller have been appointed as Directors to the Company’s Board.

“We are extremely pleased to welcome Dr. Barer as our Chairman of the Board. Sol is an icon in the biopharmaceutical industry with decades of hands-on experience building, leading and financing companies based on innovative science and technologies that have potential to address significant unmet patient needs. The additions of Dr. Bruhn and Mr. Miller further strengthen our Board with their deep insights from years of successful biopharmaceutical experience. We look forward to their leadership, insights and experience to help guide our organization and the development of our near-term clinical pipeline in rare pediatric and orphan diseases,” stated Mike Cola, CEO of Cerecor. “Additionally, we would like to thank Dr. Pedder for his service as Executive Chairman, who will stay on the Board until our shareholders meeting, and his willingness afterwards, to stay on in an advisory role to the Board.”

Dr. Barer has served on the Company’s Board since February 2020. Dr. Barer spent most of his professional career with the Celgene Corporation where he was the Founder, CEO and Chairman. Dr. Barer serves as Chairman of the Board of Teva Pharmaceuticals, Centrexion Therapeutics Corporation, and NexImmune and is the Lead Director of ContraFect. Dr. Barer received his Ph.D. in organic and physical chemistry from Rutgers University and his B.S. in chemistry from Brooklyn College of the City University of New York.

"I am thrilled to take on the role as Chairman of the Board," said Dr. Barer. “I look forward to applying my expertise and detailed knowledge of the business to help guide the organization. It is an exciting time for Cerecor as the Company works to accelerate its pipeline of six near-term, novel clinical assets to help the patients and families associated with rare pediatric and orphan diseases."

Dr. Bruhn brings to the Company her extensive experience in the biopharmaceutical industry, including her expertise in the development, commercialization and partnering of products for the treatments of serious and rare diseases. Dr. Bruhn currently serves as the President, CEO and as a director of Tiaki Therapeutics. Prior to that, she has served as the President and CEO, and as a director of Proclara Biosciences and previously at Promedior. Dr. Bruhn currently serves on the board of directors of Aeglea BioTherapeutics, Retrophin and Pliant Therapeutics. Dr. Bruhn received her B.S. degree in Chemistry from Iowa State University and her Ph.D. in Chemistry from Massachusetts Institute of Technology.

Mr. Miller, who recently resigned from Cerecor to pursue other interests, will be joining the Board to continue his support of the Company while it advances its emerging clinical stage pipeline of innovative therapies. Mr. Miller served for the past two years as the Company’s Chief Financial Officer, Principal Executive Officer, and Corporate Secretary. He has over two decades of experience as a senior executive managing financial operations and supporting enterprise growth in companies across the health sciences, biotech and pharmaceutical sectors. He started his career with KPMG in Philadelphia. Mr. Miller received his B.S. in accounting from Villanova University and is a Certified Public Accountant.

Chris Sullivan, Vice President of Finance, will assume the role as interim Chief Financial Officer for Cerecor while a retained search is undertaken.

Mr. Sullivan brings to the Company his strong technical accounting and SEC reporting background, along with his wealth of financial knowledge, including experience with multiple forms of capital raises, knowledge from leading accounting and finance functions at various health sciences and biopharmaceutical companies. Prior to being named the Company’s Interim Chief Financial Officer , Mr. Sullivan was the Vice President of Finance and served in various other escalating roles since April 2018. Prior to joining Cerecor, Mr. Sullivan was the Corporate Controller for Sucampo Pharmaceuticals when it was merged with Mallinckrodt in a $1.2 billion transaction. He also served as the Corporate Controller for OpGen and prior to that was an Auditor and Senior Manager at Ernst & Young. Mr. Sullivan received his B.S. degrees in Accounting and Finance from the University of Maryland, College Park and is a Certified Public Accountant.

About Cerecor

Cerecor is a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare pediatric and orphan diseases. The Company is advancing an emerging clinical-stage pipeline of innovative therapies.  The Company’s pediatric rare disease pipeline is led by CERC-801, CERC-802 and CERC-803 (“CERC-800 programs”), which are therapies for inborn errors of metabolism, specifically disorders known as Congenital Disorders of Glycosylation (”CDGs”).  The FDA granted Rare Pediatric Disease Designation and Orphan Drug Designation (“ODD”) to all three CERC-800 programs, thus potentially qualifying the Company to receive a Priority Review Voucher (“PRV”) upon approval of a new drug application (“NDA”). The Company is also developing CERC-002, CERC-006 and CERC-007. CERC-007 is an anti-IL-18 monoclonal antibody being developed for the treatment of autoimmune inflammatory diseases such as Adult Onset Stills Disease (“AOSD”) and Multiple Myeloma (“MM”).  CERC-006 is a dual mTOR inhibitor being developed for the treatment of complex Lymphatic Malformations. CERC-002 is an anti-LIGHT monoclonal antibody being developed for the treatment of Pediatric-onset Crohn’s Disease.

For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: reliance on and integration of key personnel; drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials; regulatory risks; Cerecor's cash position and the need for it to raise additional capital; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in

Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
James Harrell,
Investor Relations
Chief Commercial Officer
Cerecor Inc.
jharrell@cerecor.com
623.439.2220 office